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                                                                    Exhibit 10.3

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                     INDEPENDENT DIRECTOR STOCK OPTION PLAN

                                    ARTICLE I

                                     GENERAL

1.1.    PURPOSE.

        Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), hereby adopts this Independent Director Stock Option Plan (the "Plan"). The purpose of the Plan is to foster and promote the long-term financial success of the Company by attracting and retaining outstanding non-employee directors by enabling them to participate in the Company's growth through the granting of Options (as defined in Article II) which entitle them to purchase shares of the Company's common stock, par value $.00l per share ("Shares").

1.2.    PARTICIPATION.

        Only directors of the Company who at the time an Option is granted are "Non-Employee Directors" as such term is defined in Rule l6b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule l6b-3"), or any similar rule which may subsequently be in effect (the "Independent Directors") shall receive an Option under the Plan.

1.3.    SHARES SUBJECT TO THE PLAN.

        Shares to be issued upon exercise of Options granted under the Plan may be in whole or in part from authorized but unissued Shares or treasury Shares of the Company. A maximum of 200,000 Shares (the "Plan Maximum") may be issued for all purposes under the Plan (subject to adjustment pursuant to Section 3.2), and the Company shall reserve 200,000 authorized but unissued Shares as of the date the Plan is established for issuance upon exercise of Options granted under the Plan. Any Shares reserved for issuance under Options which for any reason are canceled or terminated without having been exercised shall not be counted in determining whether the Plan Maximum has been reached. Options for fractional shares shall not be granted.

1.4.    GENDER AND NUMBER.

        Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

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                                   ARTICLE II

                               STOCK OPTION AWARDS

2.1.    AWARD OF STOCK OPTIONS.

        (a) Effective on the later of (i) the date on which an Independent Director becomes a member of the Board of Directors of the Company or (ii) the date this Plan is adopted by the stockholders of the Company, each Independent Director who satisfies the conditions set forth in Section 1.2 will automatically be awarded a stock option (an "Initial Option") under the Plan to purchase 5,000 Shares (subject to adjustment pursuant to Section 3.2). Effective on the date of each Annual Meeting of Stockholders of the Company (an "Annual Meeting"), commencing with the Company's Annual Meeting in 2004, each Independent Director then in office who satisfies the conditions set forth in
Section 1.2 will automatically be awarded a stock option (a "Subsequent Option" or the "Subsequent Options," collectively with the "Initial Options" referred to herein as an "Option" or "Options") to purchase 5,000 Shares (subject to adjustment pursuant to Section 3.2). The Options are not intended to qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        (b) Notwithstanding any other provision of this Plan, no Options shall be issued pursuant to Section 2.1(a) to the extent that the issuance of such Options would (i) enable the Independent Directors as a group to hold more than 10% of the outstanding Shares if such Options were exercised; (ii) result in the Company being "closely-held" within the meaning of Code Section 856(h);
(iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the property of the Company (or of the property of one or more partnerships, limited liability companies or other entities in which the Company is a partner or member), within the meaning of Code Section 856 (d) (2) (B); or (iv) cause, in the opinion of counsel to the Company, the Company to fail to qualify (or create, in the opinion of counsel to the Company, a material risk that the Company would no longer qualify) as a real estate investment trust within the meaning of Code Section 856. To the extent that the issuance of Options pursuant to Section 2.1(a) would violate any of these limitations, the number of Shares that may be purchased under the Options to be issued to each of the Independent Directors shall be reduced PRO RATA. To the extent that the number of Shares which may be purchased under Options issued to an Independent Director is reduced in any year as a result of the application of these limitations, Options to purchase such Shares shall be issued to the Independent Director in any subsequent year in which issuance of such Options, after taking into account the Options to be issued to the Independent Directors in such subsequent year under Section 2.1(a), would not violate the limitations imposed by this Section 2.1(b). To the extent that the issuance of an Option is delayed until a subsequent year under this Section 2.1, the Option shall be treated for all purposes under this Plan as having been issued in such subsequent year.

2.2.    STOCK OPTION CERTIFICATES.

        The award of an Option shall be evidenced by an agreement executed by an officer of the Company.

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2.3.    OPTION PRICE.

        The purchase price of a Share (the "Option Price") under each Initial Option granted during the term of the Company's initial public offering shall be $10.00 per Share, and thereafter the Option Price under each Initial Option or Subsequent Option granted shall be the Fair Market Value (as defined in Section 3.5) of a Share on the last business day preceding the date on which the Independent Director becomes a member of the Board of Directors of the Company, in the case of an Initial Option, or the last business day preceding the date of any Annual Meeting, in the case of a Subsequent Option.

2.4.    EXERCISE AND TERM OF OPTIONS.

        (a) Options may be exercised by the delivery of written notice of exercise and payment of the aggregate Option Price for the Shares to be purchased to the Secretary of the Company. The Option Price may be paid in cash (including check, bank draft or money order) or, unless in the opinion of counsel to the Company doing so may result in a possible violation of law, by delivery of Shares already owned by the Independent Director, valued at Fair Market Value on the date of the exercise. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Independent Director a certificate or certificates representing the purchased Shares. An Independent Director shall have none of the rights of a shareholder until a certificate or certificates for Shares underlying the Option(s) exercised are issued and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

        (b) Each certificate for Shares issued upon exercise of an Option, unless at the time of exercise such Shares are registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), shall bear the following legend:

        "NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THESE SHARES SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of such counsel as shall be reasonably approved by the Company, the securities represented thereby no longer need be subject to such restrictions.

        Each certificate for Shares issued upon exercise of an Option shall also bear any legends required by the Company's Articles of Incorporation and the transferability of the certificate and the Shares represented thereby shall be subject to the restrictions contained in the Company's Articles of Incorporation.

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        (c)    Options granted hereunder shall lapse on the first to occur of
(i) the tenth anniversary of the date of grant, (ii) the removal for Cause of the Independent Director as a director of the Company, or (iii) 30 days following the date the Independent Director ceases to be a director of the Company for any reason, except death or disability, as provided below. In the event such Option or Options have not lapsed prior thereto due to occurrence of one of the foregoing events, an Independent Director's Options shall (subject to Section 3.1) become exercisable as follows: (i) 20% of the shares on the date of grant, (ii) an additional 20% of the shares on each anniversary following the date of grant for a period of four years until 100% of the shares become exercisable. Notwithstanding the foregoing, Options granted under this Plan shall continue to be exercisable in the case of death or disability for a period of six months after death or the disabling event, provided that the death or disabling event occurs while the person is an Independent Director and prior to his removal for Cause, resignation or ceasing to be a director of the Company for any other reason and the Option is otherwise exercisable on the date of the death or disabling event; PROVIDED, HOWEVER, if the Option is exercised within the first six months after it becomes exercisable, any Shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the Option. An Independent Director is removed "for Cause" for gross negligence or willful misconduct in the execution of his duties; or for conviction of, or entry of a plea of guilty or NOLO CONTENDERE to, any felony or any act of fraud, embezzlement, misappropriation, or a crime involving moral turpitude.

        (d) Notwithstanding any other terms or provisions herein to the contrary, no Option may be exercised if, in the opinion of the Company's counsel, such exercise would jeopardize the Company's status as a real estate investment trust under the Code.

                                   ARTICLE III

3.1.    NONTRANSFERABILITY; BENEFICIARIES.

        No Option awarded under the Plan shall be transferable by the Independent Director otherwise than by will or, if the Independent Director dies intestate, by the laws of descent and distribution. All Options exercised during the Independent Director's lifetime shall be exercised only by the Independent Director or his legal representative. Any transfer contrary to this Section 3.1 will nullify the Option. After the death of an Independent Director, any exercisable portion of the Option may, prior to the time such Option becomes unexercisable under the Plan or the applicable option agreement, be exercised by the Independent Director's personal representative or by any person empowered to do so under the deceased Independent Director's will or under the then applicable laws of descent and distribution.

3.2.    ADJUSTMENT UPON CERTAIN CHANGES.

        (a) If the outstanding Shares are (i) increased or decreased, or (ii) changed into, or exchanged for, a different number or kind of shares or securities of the Company, through a reorganization or merger in which the Company is the surviving entity, or through a

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combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of Shares that may be issued pursuant to an Option and in the minimum number of Shares that must be issued and outstanding prior to the issuance of the Initial Options pursuant to Section 2.1(a)(iii). A corresponding adjustment to the consideration payable with respect to all Options granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Option not exercised but with a corresponding adjustment in the Option Price for each Share.

        (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon sale of all or substantially all of the Company's property, the Plan shall terminate, and any outstanding Options shall terminate and be forfeited. However, holders of Options may exercise any Options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger.

Notwithstanding the foregoing, the Board of Directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such Options.

3.3.    AMENDMENT, SUSPENSION AND TERMINATION OF PLAN.

        The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any Options thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Independent Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall without stockholder approval to the extent required by law, or any agreement or the rules of any stock exchange upon which the Shares may be listed or of any national market system on which Shares may be traded: (a) except as provided in Section 3.2, materially increase the number of Shares which may be issued under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; (c) materially increase the benefits accruing to Independent Directors under the Plan; or (d) extend the termination date of the Plan. No such amendment, suspension or termination shall: (x) impair the rights of Independent Directors affected thereby; or (y) make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule l6b-3.

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3.4.    TAX WITHHOLDING.

        (a) The Company shall have the power to withhold, or require an Independent Director to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Company with respect to any amount payable and/or Shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

        (b) Subject to the consent of the Board of Directors of the Company, due to the exercise of an Option, an Independent Director may make an irrevocable election (an "Election") to: (a) have Shares otherwise issuable hereunder withheld; or (b) tender back to the Company Shares received; or (c) deliver back to the Company previously acquired Shares of the Company having a Fair Market Value sufficient to satisfy all or part of the Independent Director's estimated tax obligations associated with the transaction. Such Election must be made by an Independent Director prior to the date on which the relevant tax obligation arises. The Board of Directors of the Company may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option under this Plan that the right to make Elections shall not apply to such Option.

3.5.    DEFINITION OF FAIR MARKET VALUE.

        "Fair Market Value" on any date shall mean the average of the Closing Price (as defined below) per Share for the five (5) consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way (as defined below), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and bow asked prices in the over-the-counter market, as reported by The NASDAQ Stock Market, Inc. ("NASDAQ") or, if NASDAQ is no longer in use, the principal, automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as selected by the Board or the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price per share at which a stockholder may purchase Shares pursuant to the Company's Dividend Reinvestment Plan (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of a Share as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national market system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

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        The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effect "ex-clearing" for same day or next day settlement.

3.6.    PLAN NOT EXCLUSIVE.

        The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for Independent Directors or other directors of the Company.

3.7.    LISTING, REGISTRATION AND LEGAL COMPLIANCE.

        Each Option shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification thereof or of any Shares or other property subject thereto upon any securities exchange or market or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise, with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the aware of such Option or the issue, delivery or purchase of Shares or other property thereunder, no such Option may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Company, and the holder of the award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. The Company may at any time impose any limitations upon the exercise, delivery or payment of any Option which, in the opinion of the Board of Directors of the Company, are necessary or desirable in order to cause the Plan or any other plan of the Company to comply with Rule l6b-3. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Board of Directors of the Company may, without the holders' consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

3.8.    RIGHTS OF INDEPENDENT DIRECTORS.

        Nothing in the Plan shall confer upon any Independent Director any right to serve as an Independent Director for any period of time or to continue serving at his present or any other rate of compensation.

3.9.    NO OBLIGATION TO EXERCISE OPTION.

        The granting of an Option shall impose no obligation upon the Independent Director to exercise such Option.

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3.10.   REQUIREMENTS OF LAW; GOVERNING LAW.

        The granting of Options under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. The provisions of this Plan shall be interpreted so as to comply with the conditions or requirements of Rule l6b-3, unless a contrary interpretation of any such provision is otherwise required by applicable law.

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The following does not form part of the Plan but is included solely for informational purposes:

Date of Board Approval:

Date of Shareholder Approval:

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